Exhibit 10.29

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

CONSOLIDATED, AMENDED AND RESTATED TERM NOTE

$1,600,000.00	Arlington, Virginia
July , 2003

FOR VALUE RECEIVED, ON-SITE SOURCING, INC., a corporation organized and existing under the laws of the State of Delaware, having its chief executive office at 832 North Henry Street, Alexandria, Virginia 22314, promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association and successor in interest to First Union National Bank, having an address of 1970 Chain Bridge Road, McLean, Virginia 22102 (the “Lender”), without offset and in immediately available funds, the principal sum of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) (the “Principal Sum”), or so much thereof as has been or may be advanced to or for the account of the Borrower pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following terms:

1.                                       Interest.  The annual rate of interest (the “Rate”) on the principal amount owing under this Consolidated, Amended and Restated Term Note (the “Note”) shall be a fluctuating annual rate equal to the LIBOR Market Index Rate (hereinafter defined) in effect from time to time plus Two and Thirty-five One Hundredths percentage points (2.35%).   The LIBOR Market Index Rate, for any day, is the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if  not  so  reported,  then  as determined by Lender from another recognized source or interbank quotation).  Absent manifest error, the Lender’s determination of the LIBOR Market Index Rate for any day shall be conclusive.

The rate of interest that shall accrue under this Note shall change immediately upon any change in the LIBOR Market Index Rate.

If the LIBOR Market Index Rate is discontinued or unavailable, interest on the outstanding principal balance shall accrue at an annual rate equal to the Prime Rate.  The “Prime Rate” shall be the rate announced from time to time by Wachovia  Bank, National Association in its sole discretion as Wachovia  Bank, National Association’s prime rate as a reference for fixing the lending rate for commercial loans.  The Prime Rate is a reference rate only and does not necessarily represent the lowest rate of interest charged for commercial borrowings.

Interest will accrue daily on an actual/360 day basis (that is, a per-diem interest rate will be determined on the basis of a 360-day year; accrued interest shall be determined by multiplying the per-diem rate by the actual number of days principal is outstanding).

Each payment made on this Note shall be applied to accrued interest before it is applied to principal.  Interest shall accrue from the date of this Note on the unpaid balance and shall continue to accrue after maturity, whether by acceleration or otherwise, until this Note is paid in full.

2.                                       Payments and Maturity.  Interest accruing on the outstanding principal balance owing under this Note shall be payable on the first day of each month, commencing on the first day of the first month following the date of this Note.  In addition, this Note is payable in equal monthly installments of principal in the amount of Sixty Six Thousand Six Hundred Sixty Seven and 00/100 Dollars ($66,667.00), commencing on the first day of the first month following the date of this Note, and being due on the first day of each month thereafter, through and including the payment due on July 31, 2005; provided however, that on July 31, 2005 (the “Maturity Date”) this Note shall mature, and the entire amount of principal then remaining unpaid, together with all accrued interest thereon, and all other amounts owing under this Note shall become due and payable in full.

3.                                       Automatic Debit of Checking Account for Payments in Respect of Reimbursement Obligations.  Borrower authorizes Lender to debit its demand deposit account number 2000003778052 and any other account with Lender designated in writing by Borrower, beginning as of the date of this Note, for any payments due hereunder or under any other Loan Documents.  Borrower further certifies that Borrower holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership.

4.                                       Default Interest.  Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid principal balance shall bear interest thereafter, until the Event of Default is cured, at a rate of two percent (2.0%) per annum in excess of the rate or rates of interest that would otherwise be in effect under this Note.

5.                                       Late Charges.  If the Borrower fails to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5.0%) of such payment.

6.                                       Application and Place of Payments.  Except as otherwise provided in the Loan Agreement (hereinafter defined), all payments, made on account of this Note shall be applied first to the payment of accrued and unpaid interest then due hereunder, second to the unpaid principal balance and the remainder, if any, shall be applied to any other amounts which remain owing hereunder.  All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its office at 1970 Chain Bridge Road, McLean, Virginia 22102, or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

7.                                       Loan Agreement.  This Note is “Term Note #2” described in an Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement, dated as of May 30, 2001, by and between the Borrower and the Lender, as modified by that certain First Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement, dated as of July 2, 2001, and as further modified by that certain Second Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement dated as of May 23, 2002, and as further modified by that certain Third Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement dated as of September 25, 2002, and as further modified by that certain Fourth Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement dated as of February 3, 2003, and as further modified by that certain Fifth Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement dated as of March 24, 2003, and as further modified by that certain Sixth  Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement dated as of May 6, 2003, and as further modified by that certain Seventh Modification of Amended and Restated Revolving Line of Credit Loan Agreement, Term Loans Agreement and Security Agreement of even date herewith  (as so amended, the “Loan Agreement”).  The indebtedness evidenced by this Note is included within the meaning of the term “Debt” as defined in the Loan Agreement.  The term “Loan Documents” as used in this Note shall have the meaning ascribed to that term in the Loan Agreement.  Capitalized terms used in this Note but not defined herein have the meanings ascribed to them in the Loan Agreement.

8.                                       Security.  This Note is secured by the Collateral described in the Loan Agreement.

9.                                       Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)                                  The failure of the Borrower to pay to the Lender when due any amounts payable under this Note or to fully and timely perform any obligations under this Note; or

(b)                                 The occurrence of an event of default under the terms and conditions of any of the other Loan Documents.

10.                                 Remedies.  Upon the occurrence of an Event of Default, at the option of the Lender, all principal, accrued interest and other amounts payable by the Borrower to the Lender under the terms of this Note shall become immediately due and payable, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws.  The Borrower hereby waives presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note, and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower.

11.                                 Expenses.  The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection, defense and enforcement of this Note, including, without limitation, all attorneys’ fees and expenses, all court costs and all arbitration fees and costs.

12.                                 Notices.  Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

13.                                 Miscellaneous.  Each right, power, and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.  No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times.  By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount.  No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

14.                                 Partial Invalidity.  If any term or provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and be enforceable to the fullest extent permitted by law.

15.                                 Captions.  The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

16.                                 Governing Law.  The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia (excluding Virginia’s choice of law rules).

17.                                 Consent to Jurisdiction.  Provisions of the Loan Agreement concerning the Borrower’s consent to the jurisdiction of state and federal courts sitting in the Commonwealth of Virginia are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note.

18.                                 Waiver of Trial by Jury.  Provisions of the Loan Agreement concerning the Borrower’s and Lender’s mutual waiver of trial by jury in disputes between the Borrower and the Lender are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note.

19.                                 ARBITRATION.  PROVISIONS OF THE LOAN AGREEMENT SPECIFYING THAT CERTAIN DISPUTES BETWEEN THE BORROWER AND THE LENDER SHALL BE RESOLVED BY BINDING ARBITRATION ARE INCORPORATED INTO THIS NOTE BY REFERENCE AND SHALL HAVE THE SAME FORCE AND EFFECT AS IF FULLY SET FORTH IN THIS NOTE.

20.                                 Prior Notes.  This Note consolidates, amends and restates (a) a certain Term Note, dated as of July 2, 2001, in the original principal amount of One Million Seven Hundred Eighty Thousand Three Hundred and 00/100  Dollars ($1,780,300.00) and made payable by Borrower to the order of Lender (the “First Note”) and (b) a certain Term Note, dated as of September 25, 2002, in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100  Dollars ($1,250,000.00) and made payable by Borrower to the order of Lender (the “Second Note”)(the First Note and Second Note being hereafter referred to collectively as the “Original Promissory Notes”).  This Note is not a novation of the Original Promissory Notes.  In addition to any other amounts owing by Borrower to Lender in conjunction with the consolidation, amendment and restatement of the Original Promissory Notes by this Note, Borrower shall deliver to Lender contemporaneous with the execution of this Note all interest owing under the Original Promissory Notes plus an amount sufficient to reduce the collective principal balances owing under the Original Promissory Notes to One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00).  From and after the date of this Note, all principal outstanding under this Note shall bear interest at the rate or rates provided in this Note. Interest accruing prior to the date hereof on principal advanced under the First Note and Second Note shall be calculated as provided in the First Note and Second Note, respectively.  Lender has signed this Note for the purpose of signifying Lender’s agreement to the terms hereof (including the modifications of the Original Promissory Notes), and not for the purpose of becoming a co-maker of this Note or incurring any liability under this Note.  To induce Lender to consent to this Note, and the modifications herein contained, the Borrower: (i) warrants and represents that it has no offsets or defenses to its obligations under the First Note and Second Note, as consolidated, modified and restated by this Note; and (ii) hereby releases and waives any and all claims and actions of any kind that it may have against the Lender as of the date of this Note arising out of or relating to the Loan Agreement, the Original Promissory Notes or other Loan Documents.

21.                                 JUDGMENT BY CONFESSION  THE UNDERSIGNED HEREBY DULY CONSTITUTE AND APPOINT JOSEPH P. CORISH, JENNIFER A. BRUST, GREGORY BAUGHER AND ANY VICE PRESIDENT AND SENIOR VICE PRESIDENT OF THE LENDER AS THE TRUE AND LAWFUL ATTORNEY-IN-FACT, FOR THEM, IN ANY OR ALL OF THEIR NAMES, PLACE AND STEAD, AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT TO CONFESS JUDGEMENT AGAINST THEM, OR ANY OF THEM, IN THE CIRCUIT COURT FOR THE COUNTY OF ARLINGTON, VIRGINIA, UPON THIS NOTE AND ALL AMOUNTS OWED HEREUNDER, INCLUDING ALL COSTS OF COLLECTION, REASONABLE ATTORNEYS’ FEES  AND COURT COSTS, HEREBY RATIFYING AND CONFIRMING THE ACTS OF SAID ATTORNEY-IN-FACT AS IF DONE BY THEMSELVES, EXPRESSLY WAIVING BENEFIT OF ANY HOMESTEAD OR OTHER EXEMPTION LAWS.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed by its duly authorized officer or officers as of the date first written above.

(Signatures and Notary Acknowledgments on following pages)

BORROWER:

ON-SITE SOURCING, INC., a Delaware corporation

By:	(SEAL)
Name:
Title:

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, successor-in-interest to First Union National Bank

By:	(SEAL)
Name:
Title:

COMMONWEALTH OF VIRGINIA
COUNTY OF                           : to wit:

I, the undersigned Notary Public in and for the aforesaid jurisdiction, do hereby certify that                                                   as                                              of On-Site Sourcing, Inc., whose name is signed to the foregoing Consolidated, Amended and Restated Term Note, personally appeared before me within the aforesaid jurisdiction and acknowledged the same.

GIVEN under my hand and seal this         day of                               , 2003.

Notary Public

My Commission expires:

COMMONWEALTH OF VIRGINIA

COUNTY OF                           : to wit:

I, the undersigned Notary Public in and for the aforesaid jurisdiction, do hereby certify that                                              as                                              of Wachovia Bank, National Association, successor-in-interest to First Union National Bank, whose name is signed to the foregoing Consolidated, Amended and Restated Term Note, personally appeared before me within the aforesaid jurisdiction and acknowledged the same.

GIVEN under my hand and seal this         day of                                , 2003.

Notary Public

My Commission expires: